UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 13, 2012

TRUMP ENTERTAINMENT RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13794                            13-3818402
(Commission File Number)                    (IRS Employer Identification No.)

1000 Boardwalk at Virginia Avenue
Atlantic City, New Jersey	08401
(Address of principal executive offices)	(Zip Code)

609-449-5534
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Trump Entertainment Resorts, Inc. (the “Company”) settled with the City of Atlantic City (the “City”) with respect to the Company's challenges to the real estate tax assessments for its casino properties for the tax years 2008 through 2012. Under the settlement terms, the City agreed to provide the Company with a credit for previously paid real estate taxes in the total amount of $54 million, to be applied against future real estate tax payments related to Trump Taj Mahal Casino Resort as follows: $15 million in 2013; $9 million per year in each of 2014, 2015 and 2016; and $12 million in 2017. The City has the option to issue a cash refund to the Company at any time for the unused portion of the credit. As part of the settlement, the Company agreed to pay real estate taxes for 2012 based upon the City's 2012 assessments. In addition, the City confirmed its intention to assess Trump Taj Mahal Casino Resort at $1.0 billion for tax year 2013 (a 40% reduction from the 2012 assessment) and Trump Plaza Hotel and Casino at $250.0 million for tax year 2013 (a 66% reduction from the 2012 assessment), and the Company agreed not to challenge such 2013 assessments. The settlement terms are set forth in a Settlement Agreement entered into as of June 13, 2012 among the Company's subsidiaries Trump Taj Mahal Associates, LLC, Trump Plaza Associates, LLC and Trump Marina Associates, LLC (along with Golden Nugget Atlantic City, LLC, which purchased the former Trump Marina Hotel Casino from the Company during 2011) and the City.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Current Report on Form 8-K, including any exhibits being furnished as part of this report, as well as other statements made by the Company may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Registrant's current views with respect to current events and financial performance. The words “possible,” “propose,” “might,” “could,” “would,” “projects,” “plan,” “forecasts,” “anticipates,” “expect,” “intend,” “believe,” “seek,” or “may,” and the negative of these terms and other comparable terminology, are intended to identify forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements may include statements other than historical information or statements of current condition, which represent only the Registrant's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Registrant's control. Forward-looking statements are subject to a number of risks, contingencies and uncertainties, some of which our management has not yet identified. Forward-looking statements are not guarantees of future performance; subsequent developments may cause forward-looking statements to become outdated; and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of various factors, certain (but not all) of which are discussed in the risk factors included in the Registrant's reports filed with the SEC including, but not limited to, its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Registrant disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors can affect the value of the Company's common stock and/or other equity securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2012

TRUMP ENTERTAINMENT RESORTS, INC.

By: /s/ DAVID R. HUGHES
David R. Hughes
Executive Vice President, Chief Financial Officer and Treasurer

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